                                                                    EXHIBIT 4.14

SH3347

                             Dated: 23rd March 1990

(1)   ASM PACIFIC TECHNOLOGY LIMITED

(2)   ADVANCED SEMICONDUCTOR MATERIALS ASIA LIMITED

(3)   ASM ASSEMBLY AUTOMATION LIMITED

(4)   ADVANCED SEMICONDUCTOR MATERIALS (OVERSEAS) LIMITED

(5)   ASM ASSEMBLY MATERIALS LIMITED

(6)   A.H. DEL PRADO

(7)   LAM SEE PONG, PATRICK





                    ----------------------------------------

                             TRUST DEED AND RULES
                                      of
                      THE ASM PACIFIC TECHNOLOGY LIMITED
                       EMPLOYEE SHARE INCENTIVE SCHEME

                    ----------------------------------------




                                  HERBERT SMITH
                              17/F Edinburgh Tower
                             15 Queen's Road Central
                                    Hong Kong

                                   CONTENTS


                                                                      PAGE
                                                                      ----
1.    Definitions                                                       1

2.    Compliance with the Scheme                                        1

3.    Group Scheme                                                      3

4.    Acquisition of Shares                                             4

5.    Trustees' Powers of Delegation                                    4

6.    Administration                                                    5

7.    Trustees' Protections                                             5

8.    Appointment, Removal and Retirement of Trustees                   7

9.    Alterations to the Scheme                                         8

10.   Governing Law                                                     8


                                  SCHEDULES

1.    The Rules:

      1.    Definitions                                                 9

      2.    Funding of the Scheme and Provisional Allocation of Funds   13

      3.    Acquisition of Shares                                       15

      4.    Limitations                                                 20

      5.    Obligations of the Company                                  20

      6.    Notices                                                     21

      7.    Disputes                                                    22

      8.    Termination of Scheme                                       22

      9.    Rights in respect of the Scheme                             23

      10.   Alterations                                                 23

2.    Supplemental Trust Deed                                           24

THIS DEED is made the 23rd day of March, 1990.

BETWEEN:

(1) ASM PACIFIC TECHNOLOGY LIMITED whose registered office is at Caledonian House, Grand Cayman, Cayman Islands, British West Indies ("the Company");

(2) ADVANCED SEMICONDUCTOR MATERIALS ASIA LIMITED, whose registered office is at 6th floor, Watson Centre, 16-22 Kung Yip Street, Kwai Chung, Hong Kong;

(3) ASM ASSEMBLY AUTOMATION LIMITED, whose registered office is at 20th floor, Watson Centre aforesaid;

(4) ADVANCED SEMICONDUCTOR MATERIALS ASIA LIMITED whose registered office is at 6th floor, Watson Centre aforesaid;

(5) ASM ASSEMBLY MATERIALS LIMITED whose registered office is at 585-609 Castle Peak Road, 15th and 16th floors, Wo Kee Hong Building, Kwai Chung, New Territories, Hong Kong; (parties (2) to (5) above inclusive being the "Four Subsidiaries");

(6)   A.H. DEL PRADO of Jan Steenlan 9,3723 BS Bilthoven, the Netherlands; and

(7) LAM SEE PONG, PATRICK of Princess Terrace, 11th floor, Block A, 21 Man Fuk Road, Kowloon, Hong Kong;

      (parties (6) and (7) above inclusive being the "First Trustees").

WHEREAS:

(A) The Company was incorporated in the Cayman Islands on 21st November 1988 as an exempted company. It has an authorized share capital of HB$50,000,000 (divided into 500,000,000 shares of HB$0.10 each) of which 360,000,000 have been issued and are fully paid up.

(B) The Company and the Four Subsidiaries carry on the business of manufacturing semiconductors and machinery used to manufacture semiconductors.

(C) The Company and the Four Subsidiaries wish to establish a share incentive scheme for the provision by the Company and other Participating Companies (including the Four Subsidiaries) of funds for the subscription or purchase by the Trustees of Shares.

(D)   The First Trustees have agreed to be Trustees of the Scheme.

NOW THIS DEED WITNESSETH as follows:

1.    Definitions

1.1 Words and expressions defined in the rules set out in Schedule 1 to this Deed (the "Rules") shall, unless the context otherwise requires, have the same meanings in this Deed, including the recitals hereto.

1.2 References to any statutory provisions are to those provisions as amended or re-enacted from time to time and, unless the context otherwise requires, words in the singular include the plural (and vice versa) and words importing any gender include all genders.

2.    Compliance with the Scheme

2.1 Each Participating Company hereby covenants with the Trustees to pay to the Trustees, in accordance with and subject to the provisions of the Scheme, the amounts due from it in accordance with the Rules for the purpose of the subscription and purchase by the Trustees in the names of Designated Employees, of Shares, together with any other amounts required to cover any costs, charges and expenses incurred in any such purchase or subscription and any other expenses and charges incurred by the Trustees in the establishment, administration and determination of the Scheme.

2.2 Subject as hereinafter provided, the Trustees hereby covenant with each Participating Company to apply the monies received in accordance with the Rules in the subscription for and/or purchase of Shares in the names of Designated Employees and in discharge of such costs charges and expenses as are referred to in sub-clause 2.1.

3.    Group Scheme

3.1 The Scheme may, with the consent of the Board and if necessary after notification to the Stock Exchange, be extended to any Subsidiary not a party to this Deed by the adherence of such Subsidiary to the provisions of the Scheme by deed in the form set out in Schedule 2 to this Deed, with such amendments as the Trustees may prescribe, and thereupon the provisions of the Scheme and of this Deed shall apply to that Subsidiary as though it were a party to this Deed.

3.2 The Scheme shall cease to extend to any Participating Company, other than the Company, at any time when:

      3.2.1 that Participating Company ceases to be a Subsidiary; or

      3.2.2 a notice (which has not subsequently been cancelled) is served by the Company upon the Trustees that the Scheme shall cease to apply to that Participating Company.

3.3 Each Participating Company hereby covenants with the Trustees that it will provide the Trustees with such information as the Trustees may require from it for the purposes of administration and determination of the Scheme.

3.4 If and so long as the Scheme is extended to any Subsidiary, the powers and discretions exercisable by that Subsidiary in relation to the Scheme shall be exercisable by resolution of the board of directors or a duly appointed committee of such board, and a minute of any resolution thereof signed by the secretary or a director of that Subsidiary shall be sufficient authority for the Trustees to act.

4.    Acquisition of Shares

      Shares may be acquired under the Scheme by way of subscription and/or purchase provided that any sums paid by Participating Companies to the Trustees for the acquisition of Shares shall, if not so applied, be used to cover the Trustees' incidental costs and expenses or be repaid to the relevant Participating Companies in accordance with the Rules.

5.    Trustees' Powers of Delegation

5.1 The Trustees in the exercise of their discretions and the performance of their duties hereunder, may employ and pay a registrar, solicitor, broker, actuary, accountant, banker or other adviser, and may appoint any such person as their agent to transact all or any business, and may act on the advice or opinion of any solicitor, broker, actuary, accountant or other professional person, and shall not be responsible for anything done or omitted or suffered in good faith in reliance on such advice or opinion.

5.2 The Trustees may execute or sign, and (if and so long as there is more than one Trustee) may authorize the execution or signature by any one of their number as their agent (and any corporate trustee may similarly authorize any of its directors, officers or employees on its behalf to effect the execution or signature) of, any deeds, documents, cheques or other instruments by the impression of any signature on behalf of, or as witness of any sealing by, the Trustees.

5.3 The Trustees may at any time cause any part of the funds held by them pursuant to the Scheme to be deposited for safekeeping with any Trustee or any other person on behalf of the Trustees and may pay any expenses in connection therewith.

6.    Administration

6.1 Subject to and in accordance with the provisions of this Deed and the Rules and subject to the approval of the Company, the Trustees may make such regulations as they consider appropriate relating to the administration of the Scheme.

6.2 If and so long as there is more than one Trustee, the Trustees shall meet together as may be necessary for the administration of the Scheme, and all decisions taken by a majority for as a result of the casting vote of any chairman appointed by the Trustees present at the meeting) of the Trustees present at any meeting of the Trustees of which notice has been given to those of them who are in Hong Kong (provided at least two Trustees shall be present at every meeting) shall be as effective for all purposes as if those decisions had been unanimous decisions of all the trustees. A written resolution signed by all the

      Trustees arrived at without any meeting shall be effective for all purposes. Nothing herein shall preclude a corporate Trustee acting on its own.

7.    Trustees' Protections

7.1 The Participating Companies shall pay to or reimburse the Trustees upon demand all costs, charges and expenses reasonably incurred by them in the course of the administration and determination of the Scheme and shall keep the Trustees, their successors in title and their estates and effects fully and effectively indemnified and saved harmless from and against all actions, claims, losses, demands, proceedings, charges, expenses, costs, damages, taxes, duties and any other liabilities arising out of anything done or caused to be done by them or suffered or incurred by them in the exercise or purported exercise of the powers and discretions vested in them by this Deed or the Rules or otherwise howsoever arising out of, or in connection with, the preparation, administration, operation or termination of the Scheme (but so that no Trustee shall be indemnified or exonerated in respect of any negligence, fraud or willful default on his part) and in addition the Trustees shall have the benefit of all indemnities conferred upon trustees generally by law and by the Trustee Ordinance.

7.2 A person shall not be disqualified from acting as a Trustee or exercising any power vested in the Trustees by reason of his having any interest, whether direct or indirect, in any Participating Company or by reason of his being eligible to benefit, personally benefiting or having benefited under the Scheme and such person shall not be liable to account to any party for any profit derived from the acquisition by him of Shares under the Scheme.

7.3 Any person acting as a Trustee in the course of any profession or business carried on by him may charge and be paid such reasonable remuneration, charges or disbursements whether in connection with the Scheme or otherwise as shall from time to time be agreed between him and the Company.

7.4 Any Trustee being a banker may act as a banker to the Trustees and any Trustee being a subsidiary or an associated company of a banker may employ such banker as banker to the Trustees and in neither case shall such banker or the Trustees be liable to account for any profits or advantages so obtained.

7.5 No Trustee (nor any director or officer of a body corporate or a trust corporation acting as a Trustee) shall be precluded from acquiring, holding or dealing with (on his own account) any debentures, debenture stock, shares or securities whatsoever of the Company or any Subsidiary or any other company in the shares of which the Company or any Subsidiary may be interested, nor from entering into any contract or other transaction with the Company or any Subsidiary or any such other company, nor from being interested in any such contract or transaction, nor shall he or it be in any way liable to account to the Company or any Subsidiary for any profits made, fees, commissions, shares of brokerage, discounts allowed or advantages obtained by him or it from, or in connection with, such acquisition, holding, dealing, contract or transaction whether or not in connection with his or its duties hereunder.

7.6 The Trustees shall be entitled in the absence of manifest error to rely without further enquiry on information supplied to them by the Participating Companies for the purposes of the Scheme and shall also be entitled to rely, in the absence of manifest error, on any direction, notice or document purported by any Participating Company to be given or executed by or with the authority of the Company, as having been so given or executed.

7.7 The Trustees may, but shall not be obliged, to invest any funds held by them pursuant to the Scheme pending application of such funds pursuant to the Rules. All funds so invested shall be invested in accordance with the provisions of the Trustee Ordinance and the Trustees shall incur no liability to any party in respect of any losses incurred as a result of investments authorized by this clause.

8.    Appointment, Removal and Retirement of Trustees

8.1 The Company may at any time by writing under hand of a person duly authorized by a resolution of the Board:

      8.1.1 appoint a new Trustee, including a corporate Trustee; and

      8.1.2 remove a Trustee from office (but not so as to leave in office less than two Trustees, unless a corporate Trustee), without assigning any reason therefore and such removal shall (in the absence of any other date specified in the notice) take place forthwith.

      Such powers of appointment and removal shall be vested in the Trustees in the event that the Company ceases to exist.

8.2 A Trustee may retire by giving to the Company written notice of his or its desire to retire and such notice shall take effect at the expiry of three months (or such other period as may be agreed with the Company) from the date of such notice. The Trustee so retiring shall not be obliged to give any reason for, and shall not be responsible for any costs occasioned by, such retirement but shall execute all such documents and do all such things as may be necessary to give proper effect to such retirement.

9.    Alterations to the Scheme

      The Directors may at any time, with the concurrence of the Trustees and (for so long as the Shares remain listed on the Stock Exchange) the Stock Exchange, by deed supplemental hereto alter any of the provisions of this Deed in such manner as may be thought fit, and the provisions of any such supplemental deed shall be binding on all Participating Companies and Designated Employees provided that no such purported alteration shall be effective until (if it involves directly or indirectly some alteration to the Rules for which a resolution of the Company in general meeting is required under the Rules) it shall have been so approved by a resolution passed by the members of the Company in general meeting.

10.   Governing Law

      This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

IN WITNESS whereof these presents have been entered into the day and year first above written.

                                   SCHEDULE 1

               THE RULES OF THE ASM PACIFIC TECHNOLOGY LIMITED
                         EMPLOYEE PROFIT SHARING SCHEME

1.    Definitions

1.1 In these Rules, the following words and expressions shall, where the context so admits, bear the meanings set forth below:


      "Allocation Date"          a date upon which funds are allocated to
                                 Designated Employees pursuant to Rule 2.1.3;

      "Auditors"                 the auditors of the Company for the time
                                 being;

      "the Board"                the board of directors for the time being of
                                 the Company, or any duly authorized committee thereof;

      "business day"             a day, other than Saturday, on which banks
                                 are customarily open for business in Hong
                                 Kong;

      "the Company"              ASM Pacific Technology Limited;

      "Continuous Employment"    the meaning given to that expression by the
                                 first schedule to the Employment Ordinance, provided that any period of absence due to pregnancy or confinement shall be taken to be part of an employee's period of Continuous
                                 Employment with any one or more Participating
                                 Companies;

      "the Deed"                 the Trust Deed as amended from time to time
                                 constituting (together with these Rules) the Scheme;

      "Designated Employee"      means an Eligible Employee designated by the
                                 Board pursuant to Rule 2.1.3 as a person for whose benefit funds paid to the Trustees pursuant to the Scheme shall be held;

      "Eligible Employee"        any individual who on any particular
                                 Allocation Date;

                                 (a)   is an executive or non-executive
                                       director or an employee of a
                                       Participating Company; and

                                 (b) in the case of a director who is not an employee, has held that office with that or any one or more of the Participating Companies for not less than one year (or such lesser period as the Board may specify in accordance with the Scheme), or, in the case of an employee, has had not less than one year's Continuous Employment (or such lesser period as the Board may specify in accordance with the Scheme) with that or any one or more of the Participating Companies;

      "Group" the group of companies comprising the Company and the Relevant Subsidiaries;

      "Participating Company"    subject to clause 3.2 of the Deed, each of
                                 the Company and the Relevant Subsidiaries;

      "Payment Date"             in respect of each Qualification Period, the
                                 business day specified by the Trustees by notice pursuant to Rule 2.2 as the day by which a Participating Company is required to have made payment to the Trustees for the benefit of those persons who were Eligible
                                 Employees of that Participating Company on the Allocation Date with which such Qualification Period began and who on that date became Designated Employees pursuant to Rule 2.1.3;

      "Public"                   all holders of Shares other than:

                                 (a)   the directors of the Company;

                                 (b)   substantial shareholders of the Company;

                                 (c)   the wife or husband of a director or
                                       substantial shareholder of the Company;

                                 (d)   any son, daughter, step son or step
                                       daughter under the age of 21 years of a
                                       director or substantial shareholder of
                                       the Company, or of the wife or husband of a director or substantial shareholder of the Company;

                                 (e)   the trustees of any trust, acting in
                                       their capacity as such trustees, of which any person mentioned in paragraphs (a) to
                                       (d) of this definition, is a beneficiary or, in the case of a discretionary trust, is a discretionary object; and

                                 (f)   any company of which a director or
                                       substantial shareholder of the Company is a substantial shareholder and the holding company or subsidiary of the company of which a director or substantial shareholder of the Company is a substantial shareholder;

      "Qualification Period"     in respect of all persons who are Eligible
                                 Employees on any Allocation Date and who on that date have become Designated Employees pursuant to Rule 2.1.3, a period of not less than one year or such period as may from time to time be substituted therefor by the Board in accordance with the Scheme or such period as may be substituted therefor by the operation of Rule 3.2;

      "Relevant Subsidiaries"    Advanced Semiconductor Materials Asia
                                 Limited, ASM Assembly Automation Limited,
                                 ASM Assembly Materials Limited, Advanced
                                 Semiconductor Materials

                                 (Overseas) Limited and any other Subsidiary which may hereafter execute a deed of adherence in the form set out in Schedule 2 to the Deed (with such modifications, if any, as may be agreed between the Company and the Trustees);

      "the Scheme"               the ASM Pacific Technology Limited
                                 Employee Share Incentive Scheme (as
                                 constituted by the Deed and these Rules) in its present form or as from time to time amended in accordance with the provisions hereof;

      "Share" a fully paid share of HK$0.10 in the capital of the Company or such other description and denomination of share in the capital of the Company as represents such share following any reorganization of the capital of the Company;

      "Stock Exchange"           The Stock Exchange of Hong Kong Limited;

      "Subsidiary"               a subsidiary (as defined in section 2 of the
                                 Companies Ordinance) of the Company;

      "substantial shareholder"  in relation to a company means a person entitled to exercise, or control the exercise, of 10 per cent or more of the voting power at any general meeting of the said company;

      "Trustees"                 the trustee or trustees of the Scheme from
                                 time to time and for the time being;

      "year" a period of one year ending on the 31st December or such other period ending on such other date as the Board may from time to time determine, being in either case the date of which the audited (consolidated) accounts of the Company and the Group are made up.

1.2 Reference to any statutory provisions are to those provisions as amended or re-enacted from time to time and, unless the context otherwise requires, words in the singular include the plural (and vice versa) and words importing any gender include all genders.

2.    Funding of the Scheme and Provisional Allocation of Funds

2.1 Within 40 days of the Company announcing, during a year in respect of which the Board shall have resolved that the Scheme shall operate, its final results in respect of the previous year, the Board shall determine:

      2.1.1 what percentage of the consolidated profits (before tax and extraordinary items) of the Group in respect of the said previous year shall be paid to the Trustees to be held by them upon the terms of the Scheme;

      2.1.2 the aggregate amount of the funds to be paid to the Trustees pursuant to Rule 2.1.1 to be allocated to Designated Employees of each Participating Company and the consequent payment which each Participating Company must make to the Trustees; and

      2.1.3 the Eligible Employees for whose benefit such funds shall be held, and the amount to be allocated to each such Designated Employee.

2.2 Immediately following determination of the matters set out in Rule 2.1, the Company shall notify:

      2.2.1 each Participating Company in writing of the Allocation Date, the length of the Qualification Period beginning on that date and the aggregate amount of funds allocated to Designated Employees of each Participating Company and shall request each Participating Company to pay the amount allocated to its Designated Employees to the Trustees no later than the fifth business day following the date of such notification;

      2.2.2 each Designated Employee to whom funds have been allocated pursuant to Rule 2.1.3, either by sending to him, or by making available to him at his place of work, a letter of notification, setting out the fact that funds have been so allocated, the amount of those funds, the terms upon which they are to be held by the Trustees, the Allocation Date, the length of the Qualification Period applicable to him and any other matters which the Company deems necessary or desirable; and

      2.2.3 the Trustees of the determinations of the Board pursuant to Rules
            2.1.2 and 2.1.3.

2.3 Each Participating Company shall on the due date pay to the Trustees in cash the amount required to be paid by it pursuant to Rule 2.2.1.

2.4 All funds at any time paid to the Trustees by Participating Companies pursuant to Rule 2.3 shall be held upon trust and applied by the Trustees in accordance with the provisions of the Deed and these Rules for the benefit of Designated Employees in accordance with their respective interests therein.

2.5 The Trustees shall at all times maintain accounts and records which clearly identify:

      (a) every payment of funds to the Trustees by a Participating Company pursuant to Rule 2.2.1;

      (b) the Allocation Date and Qualification Period referable to each such payment of funds;

      (c) the Designated Employees for whose benefit each such payment has been made and the amount of such payment allocated to each of them; and

      (d) the date(s) upon which each such payment is applied in the subscription and/or purchase of Shares pursuant to the Scheme.

      so that each such payment shall be treated as a discrete sub-fund of the monies for the time being held on trust by the Trustees pursuant to the Scheme and the amount thereof, and the identities and interests of the Designated Employees entitled thereto, are at all times capable of being readily ascertained.

3.    Acquisition of Shares

3.1 Subject to the provisions of Rules 3.2 and 3.9 and 4, as soon as practicable following the expiry of each Qualification Period, the Trustees shall apply the funds paid to them by Participating Companies on the Payment Date for that Qualification Period:

      3.1.1 in subscribing for Shares for cash at par on behalf of those Eligible Employees who became Designated Employees with respect to such funds on the Allocation Date with which that Qualification Period began; and/or

      3.1.2 in purchasing Shares at market price on the Stock Exchange on behalf of those Eligible Employees who became Designated Employees with respect to such funds on that Allocation Date; and

      3.1.3 in paying all costs, charges and expenses, including brokers fees and stamp duty ancillary to such subscription and/or purchase;

      provided that if any such Designated Employee:

      3.1.4 ceases to be an executive or non-executive director or an employee of the Participating Company or Companies of which he is an executive or non-executive director or by which he is employed at any time during that Qualification Period other than:

            (i) in circumstances where the Designated Employee is or is to be re-employed by, or appointed an executive or non-executive director of, another Participating Company; or

            (ii)  by death; or

            (iii) by retirement at normal retirement age; or

            (iv) by retirement for reasons of ill-health or physical incapacity; or

3.1.5 is, at the expiry of that Qualification Period, under notice to terminate his tenure of office and/or employment with such Company or Companies, whether such notice is given by the relevant Participating Company or Companies or the Designated Employee;

            any such funds allocated to him on that Allocation Date shall not be so applied but shall be applied by the Trustees in discharging the liabilities under Rule 3.6 of the Participating Company or Companies of which that Designated Employee was an executive or non-executive director or by which he was employed on that Allocation Date.

3.2 In the event of the Company or any Subsidiary selling or otherwise disposing of the whole or any part of its shareholding in any Participating Company so that the said Participating Company ceases to be a Participating Company pursuant to clause 3.2.1 of the Deed, all Qualification Periods which are unexpired as at the date of completion of such sale or disposal shall, for the purposes of Rule 3.1, be deemed to expire on the said completion date in respect of the funds paid by the said Participating Company to the Trustees for the benefit of its Designated Employees, so that the said Designated Employees shall not lose the benefit of funds paid on their behalf to the Trustees, but shall be entitled to benefit therefrom forthwith pursuant to the terms of the Scheme.

3.3 Subject to the limitations in Rule 4, the Trustees may decide in their absolute discretion whether to apply the funds paid to them pursuant to Rule 2.3 (after deduction of such amounts required for the payment of costs pursuant to Rule 3.7.2) in subscribing for, or in purchasing, Shares, and if Shares are to be both purchased and subscribed for, the Trustees shall determine the relative amounts to be so applied.

3.4 In the event that the Trustees choose to apply any part of the available funds in subscribing for Shares:

      3.4.1 the Trustees shall notify the Board in writing as soon as possible of the number of Shares to be subscribed for and the names of the Designated Employees to whom such Shares are to be allotted;

      3.4.2 within 5 business days of receipt of such notification the Board shall meet to allot the relevant number of Shares to such Designated Employees subject only to payment of the subscription price therefor by the Trustees; and

      3.4.3 share certificates in respect of such Shares shall be issued in the names of the relevant Designated Employees and dispatched to the Trustees for distribution to those Designated Employees.

3.5 In the event that the Trustees choose to apply any part of the available funds in purchasing Shares on the Stock Exchange, the Trustees shall ensure that such Shares are purchased and registered in the names of the relevant Designated Employees.

3.6 If on a subscription or purchase of Shares by the Trustees, the funds held by the Trustees on behalf of any one Designated Employee are found to be insufficient (after deduction of such sum as the Trustees deem appropriate for the payment of costs and expenses relating to the purchase of or subscription for Shares on behalf of that Eligible Employee) to subscribe or purchase a whole number of Shares, the number of Shares to be subscribed for or purchased on behalf of that Designated Employee shall be rounded down to the nearest whole Share which may be subscribed or purchased by the available funds, and the balance of such funds shall be reimbursed forthwith to the Participating Company by which that Designated Employee was employed on the Allocation Date on which he became a Designated Employee (and, if more than one, to those Participating Companies, pro rata to the payments made by each such Company on behalf of the relevant Designated Employee on the relevant Payment Date).

3.7 Without prejudice to the provisions of the Deed, all costs from time to time incurred by the Trustees in subscribing and purchasing Shares pursuant to the Scheme and in administering the Scheme (including without limitation all brokerage, commissions and stamp duty) shall be discharged by the Trustees from:

      3.7.1 those unapplied funds, if any, available pursuant to Rule 3.1 (any surplus of such funds being reimbursed forthwith to the Participating Company in question) and then if necessary;

      3.7.2 by apportioning the remaining costs amongst Designated Employees in proportion to their respective interests in any funds of which the Trustees shall stand possessed at the relevant time pending their application pursuant to the Scheme and deducting such apportioned amount from the sum allocated to each Designated Employee so interested;

      and if any costs still remain to be discharged after applying sub-clause
      3.7.1 and 3.7.2, the amount of such costs shall be borne by the Participating Companies who last made payments to the Trustees pursuant to Rule 2.2.1 in the proportions which their respective payments bore to the aggregate of such payments.

3.8 All Shares subscribed for pursuant to Rule 3.1.1 shall carry the same rights as respects voting, dividends, transfer and all other rights, including those arising on a liquidation, as all other Shares in issue at the time of such subscription.

3.9 No Shares shall be subscribed for or purchased pursuant to the Scheme at any time:

      3.9.1 when less than 25% of the issued share capital of the Company is in the hands of the Public and such subscription or purchase would result in the percentage of the issued share capital of the Company in the hands of the public being further reduced; or

      3.9.2 when 25% or more of the issued share capital of the Company is in the hands of the Public and such subscription or purchase would result in the percentage of the issued share capital of the Company in the hands of the Public being reduced to below 25%;

            and in the event of the subscription or purchase of Shares being prevented by operation of this Rule, the Company shall procure that all steps as are reasonably practicable are promptly taken so as to enable the Scheme to operate free of the restrictions imposed by this Rule.

4.    Limitations

4.1 The maximum aggregate number of Shares which may be acquired by the Trustees pursuant to the Scheme shall not exceed 5 percent of the issued share capital of the Company from time to time, excluding any Shares acquired pursuant to the Scheme, provided that not more than 2 per cent of the number of Shares in issue at the commencement of any year (excluding any Shares acquired then under the Scheme) may be acquired pursuant to the Scheme in that year.

4.2 In no circumstances may any Designated Employee acquire pursuant to the Scheme more than 15 per cent of the aggregate number of Shares acquired thereunder for the benefit of all Designated Employees.

4.3 The limits in this Rule 4 on the number of Shares which may be acquired under the Scheme shall be adjusted in such manner as the Auditors shall determine in writing to be, in their opinion, fair and reasonable following any capitalization issue, sub-division, consolidation or reduction of the share capital of the Company and in respect of any discount element in any rights issue undertaken by the Company to the intent that the said limits on the number of Shares which may be so acquired shall take account of any such event.

5.    Obligations of the Company

5.1   The Company shall:

      5.1.1 ensure that it has sufficient authorized but unissued share capital to be able to allot the maximum number of Shares for which the Trustees may subscribe in any year;

      5.1.2 pay all capital duty payable on increases of the Company's authorized capital made to ensure compliance with Rule 5.1.1;

      5.1.3 ensure that the Board is at all times authorized to allot the maximum number of Shares for which the Trustees may subscribe in any year;

      5.1.4 allot and issue all Shares acquired to be allotted and issued pursuant to the Scheme at any time on terms that they rank pari passu in all respects with all other Shares in issue at that time save for the right to participate in any dividends or other distributions declared made or paid on a date, or by reference to a record date, prior to such allotment and issue;

      5.1.5 promptly apply for all Shares allotted pursuant to the Scheme to be listed and dealt in on the Stock Exchange.

6.    Notices

6.1 Any notice which any party hereto is required or may desire to give to any other party hereto or to any Designated Employee pursuant to this Scheme shall be sufficiently given if delivered to that party or Designated Employee personally or sent through the post pre-paid and addressed, in the case of a party hereto, to that party at his address set out in the Deed or at such other address notified by that party to all other parties hereto for that purpose, and, in the case of a Designated Employee, addressed to that Designated Employee at his address last known to the party giving the notice (including any address supplied by the relevant Participating Company as being his address), or sent through the Company's internal postal service, and if so sent by post shall be deemed to have been duly given on the day following the date of posting and if sent through the Company's internal postal service shall be deemed to have been duly given 72 hours after the date of posting. Any document so sent by post to any party who is an individual or to a Designated Employee shall be deemed to have been duly delivered notwithstanding that he is then deceased (and whether or not the party giving the notice has notice of his death), except where his personal representatives have established their title to the satisfaction of the party giving the notice and have supplied an address to which documents are to be sent.

7.    Disputes

      The decision of the Board in any dispute relating to any Eligible or Designated Employee or any other matter under this Scheme shall be final and conclusive subject to the certification of the Auditors having been obtained when so required.

8.    Termination of the Scheme

8.1 The Company in general meeting or the Board may at any time resolve to terminate this Scheme, in which event no further funds shall be paid to the Trustees by Participating

      Companies, but the provisions of this Scheme in relation to funds already held by the Trustees shall continue in full force and effect and the Scheme may accordingly be operated to enable such funds to be applied in accordance with its terms.

8.2 The Scheme shall in any event terminate on the 10th anniversary of the date of the Deed whereupon the Trustees shall wind-up the Scheme in accordance with Rule 8.3 and, save for rights accrued prior to that date, the Deed shall thereupon cease to have any effect.

8.3 Upon the termination of the Scheme the Trustees shall (except to the extent the Trustees require monies to meet the expenses of determining the Scheme) thereupon account and pay to Participating Companies (so far as practicable) any monies held by them in the same proportion as they were provided.

9.    Rights in respect of the Scheme

      In no circumstances shall any Eligible or Designated Employee or any person who has ceased to be an Eligible or Designated Employee for any reason whatever or in respect of whom notice to terminate his tenure of office and/or employment has been given (whether by him or a Participating Company) be entitled to claim ___ against any Participating Company or the Trustees any compensation for or in respect of any loss he may suffer by reason of the operation of the terms of this Scheme.

10.   Alterations

10.1 These Rules may at any time be altered by a resolution of the Board (with the concurrence of the Trustees and, where appropriate, the Stock Exchange) and such alterations shall be binding on all Participating Companies provided that no such purported alteration shall be effective except with the prior sanction of the Company in general meeting if the alteration would have the effect of extending the classes of Eligible or Designated Employees (subject to the provisions of Rule 10.2), or of altering to the advantage of Eligible or Designated Employees (present or future) any of the provisions of Rules 3.8, 8.2 or 8.3 or any of the provisions of this Scheme which relate to the limitations on the number of Shares to be acquired hereunder, including the provisions relating to adjustments to those figures, or to increasing the maximum annual entitlement of any individual Employee to any funds paid to the Trustees pursuant to the Scheme.

10.2 For the avoidance of doubt, the Board shall be entitled, by resolution of the Board alone, to specify for the purpose of paragraph (b) of the definition of "Eligible Employee" shorter periods than those contained in such paragraph for the purposes of the first and last occasions on which the Scheme is operated.

                                   SCHEDULE 2

This Deed is made this     day of     198[  ]


BETWEEN:

(1)   ASM PACIFIC TECHNOLOGY LIMITED (the "Company");

(2)   ADVANCED SEMICONDUCTOR MATERIALS ASIA LIMITED;

(3)   ASM ASSEMBLY AUTOMATION LIMITED;

(4)   ADVANCED SEMICONDUCTOR MATERIALS (OVERSEAS) LIMITED;

(5)   ASM ASSEMBLY MATERIALS LIMITED
      (parties (2) to (5) above inclusive being the "Subsidiaries");

(6)   A.H. DEL PRADO;

(7)   LAM SEE PON, PATRICK;

      (parties (6) and (7) above inclusive being the "Trustees"); and

(8)   [          ] (the "New Subsidiary");


and is supplemental to a Trust Deed executed by the Company, the Subsidiaries
and the Trustees on the [   ] day of [             ] 1989 (the "Scheme").

WHEREAS:

A. The Company was incorporated on the 21st day of November 1988 and on the 5th day of December 1988 each of the Subsidiaries became a subsidiary of the Company;

B. The New Subsidiary has been invited and wishes to become a Participating Company in order that its Eligible Employees may participate in the Scheme as Designated Employees.

NOW THIS DEED WITNESSETH as follows:

1.    Terms defined in the Scheme bear the same meaning herein.

2. The New Subsidiary agrees to become a Participating Company and to be bound by the terms of the Scheme.

In witness whereof the parties hereto have set their hands and seals the day first above written.

THE COMMON SEAL OF ASM PACIFIC             )
TECHNOLOGY LIMITED was hereunto            )
affixed in the presence of:                )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

THE COMMON SEAL OF ADVANCED                )
SEMICONDUCTOR MATERIALS ASIA               )
LIMITED was hereunto affixed               )
in the presence of:                        )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

THE COMMON SEAL OF ASM                     )
ASSEMBLY AUTOMATION                        )
LIMITED was hereunto affixed               )
in the presence of:                        )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

THE COMMON SEAL OF ADVANCED                )
SEMICONDUCTOR MATERIALS                    )
(OVERSEAS) LIMITED was hereunto            )
affixed in the presence of:                )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

THE COMMON SEAL OF ASM                     )
ASSEMBLY MATERIALS LIMITED                 )
was hereunto affixed in the presence of:   )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

SIGNED SEALED AND DELIVERED                )
by the said A.H. DEL PRADO                 )
in the presence of:                        )
/s/ Chan Lo Kwan                           )     /s/  Arthur H. del Prado



SIGNED SEALED AND DELIVERED                )
by the said LAM SEE PONG, PATRICK          )
in the presence of:                        )
/s/ Chan Lo Kwan                           )     /s/  Patrick Lam See Pong



THE COMMON SEAL of [the                    )
New Subsidiary]                            )
was hereunto affixed in the presence of:   )

                  Director:

                  Secretary:



THE COMMON SEAL of ASM PACIFIC             )
TECHNOLOGY LIMITED was hereunto            )
affixed in the presence of:                )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

THE COMMON SEAL of ADVANCED                )
SEMICONDUCTOR MATERIALS ASIA               )
was hereunto affixed in the presence of:   )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

THE COMMON SEAL of ASM                     )
ASSEMBLY AUTOMATION LIMITED                )
was hereunto affixed in the presence of:   )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

THE COMMON SEAL of ADVANCED                )
SEMICONDUCTOR MATERIALS                    )
(OVERSEAS) LIMITED was hereunto            )
affixed in the presence of:                )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

THE COMMON SEAL of ASM                     )
ASSEMBLY MATERIALS LIMITED                 )
was hereunto affixed in the presence of:   )

                  Director:                      /s/  Arthur H. del Prado

                  Secretary:                     /s/  Patrick Lam See Pong

SIGNED SEALED AND DELIVERED                )
by the said A.H. DEL PRADO                 )
in the presence of:                        )
/s/ Chan Lo Kwan                           )     /s/  Arthur H. del Prado




SIGNED SEALED AND DELIVERED                )
by the said LAM SEE PONG, PATRICK          )
in the presence of:                        )
/s/ Chan Lo Kwan                           )     /s/  Patrick Lam See Pong